Exhibit 10.2

IONIS PHARMACEUTICALS, INC.

Amended and Restated

2002 Non-Employee Directors’ Stock Option Plan

Adopted by the Board of Directors September 11, 2001
Approved by Stockholders May 31, 2002
Effective Date: May 31, 2002

Amended: April 20, 2006 (Amendment approved by Board on
December 12, 2005 and April 20, 2006 and by the Stockholders on May 3, 2006)

Amended: June 5, 2008 (Amendment approved by Board on
September 13, 2007 and February 22, 2008 and by the Stockholders on June 5, 2008)

Amended and Restated:  June 2, 2010 (Amendment and Restatement approved by Board on
February 26, 2010 and by the Stockholders on June 2, 2010)

Amended and Restated:  June 7, 2012 (Amendment and Restatement approved by Board on
March 27, 2012 and by the Stockholders on June 7, 2012)

Amended and Restated:  June 10, 2014 (Amendment and Restatement approved by Board on
February 11, 2014 and by the Stockholders on June 10, 2014)

Amended and Restated:  June 30, 2015 (Amendment and Restatement approved by Board on
March 20, 2015 and by the Stockholders on June 30, 2015)

Amended and Restated:  June 4, 2020 (Amendment and Restatement approved by Board on
March 24, 2020 and by the Stockholders on June 4, 2020)

Amended: March 14, 2023

1.	Purposes.

(a)         Amendment and Restatement.  This Plan was originally an amendment and restatement of the Ionis Pharmaceuticals, Inc. 1992 Non-Employee Directors’ Stock Option Plan, and is an amendment of the Ionis Pharmaceuticals, Inc. 2002 Non-Employee Directors’ Stock Option Plan, as amended and restated on June 4, 2020.

(b)          Eligible Recipients.  The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.

(c)          Available Stock Awards.  The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

(d)        General Purpose.  The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

(a)          “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)          “Annual Grant” means an Option and/or RSU Award granted annually to all Non-Employee Directors who meet the criteria specified in subsection 6(b) of the Plan.

(c)          “Board” means the Board of Directors of the Company.

(d)          “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).

(e)          “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

 (i)          any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction and other than by a purchase of securities directly from the Company;

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the percentage threshold specified above of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities (other than through a purchase directly from the Company) that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the percentage threshold specified above, then a Change in Control shall be deemed to occur.

 (ii)          there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

 (iii)        the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

 (iv)         there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

 (v)          individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Holder shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(f)           “Code” means the Internal Revenue Code of 1986, as amended.

(g)          “Common Stock” means the common stock of the Company.

(h)          “Company” means Ionis Pharmaceuticals, Inc., a Delaware corporation.

(i)          “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services.  However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j)         “Continuous Service” means that the Holder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Holder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Holder renders such service, provided that there is no interruption or termination of the Holder’s service with the Company or an Affiliate, shall not terminate a Holder’s Continuous Service.  For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company shall not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(k)          “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

 (i)        a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

 (ii)         a sale or other disposition of at least 90% of the outstanding securities of the Company;

 (iii)        a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

 (iv)      a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l)           “Director” means a member of the Board of Directors of the Company.

(m)         “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(n)          “Employee” means any person employed by the Company or an Affiliate.  Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o)          “Entity” means a corporation, partnership or other entity.

(p)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)          “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(r)          “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

 (i)          If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

 (ii)         In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(s)          “Holder” means a person to whom an Option or RSU Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option or RSU Award.

(t)           “Initial Grant” means an Option and/or RSU granted to a Non-Employee Director who meets the criteria specified in subsection 6(a) of the Plan.

(u)          “Non-Employee Director” means a Director who is not an Employee.

(v)          “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)       “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)          “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(y)          “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z)           “Own,” “Owned,” “Owner,” “Ownership”  A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(aa)     “Plan” means this Ionis Pharmaceuticals, Inc. 2002 Non-Employee Directors’ Stock Option Plan, which is an amendment and restatement of the Ionis Pharmaceuticals, Inc. 1992 Non-Employee Directors’ Stock Option Plan.

(bb)        “RSU Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 8.

(cc)       “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant.  Each RSU Award Agreement shall be subject to the terms and conditions of the Plan.

(dd)        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ee)         “Securities Act” means the Securities Act of 1933, as amended.

(ff)          “Stock Award” means an Option or RSU Award, as applicable.

(gg)        “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

3.	Administration.

(a)          Administration by Board.  The Board shall administer the Plan.  The Board may delegate administration of the Plan to a committee.  If delegated to a committee, references to the Board will include a reference to the committee, as applicable.

(b)          Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

 (i)          To determine the provisions of each Stock Award to the extent not specified in the Plan.

 (ii)        To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement or RSU Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

 (iii)        To amend the Plan or a Stock Award as provided in Section 13.

 (iv)        To terminate or suspend the Plan as provided in Section 14.

 (v)         Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)          Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(d)          Arbitration.  Any dispute or claim concerning any Stock Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in San Diego, California.  The Company shall pay all arbitration fees.  In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorney’s fees and costs.  By accepting a Stock Award, Holders and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

4.	Shares Subject to the Plan.

(a)          Share Reserve.  Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 2,800,000 shares of Common Stock.

(b)          Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised or vested in full, the shares of Common Stock not issued under such Stock Award shall revert to and again become available for issuance under the Plan.

(c)           Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.

The Stock Awards as set forth in Section 6 of the Plan automatically shall be granted under the Plan to all Non-Employee Directors.

6.	Non-Discretionary Grants.

(a)           Initial Grants.  Without any further action of the Board, each person who is elected or appointed for the first time to be a Non-Employee Director shall automatically be granted, on the terms and conditions set forth herein, an Initial Grant of Option and RSU Awards as follows:

 (i)          An Option to purchase 24,000 shares of Common Stock; and

 (ii)         An RSU Award of 10,667 RSUs.

 (iii)        The grant date for such initial options will be the date the Non-Employee Director was elected or appointed by the Board or stockholders of the Company, as applicable.  The grant date for such initial RSU Awards will be the 15th of the month following the end of the quarter in which such Non-Employee Director was elected or appointed by the Board or stockholders of the Company, as applicable.

(b)          Annual Grants.  Without any further action of the Board, a Non-Employee Director shall be granted an Annual Grant as follows: On July 1 of each year, beginning on July 1, 2020, each person who is then a Non-Employee Director automatically shall be granted, on the terms and conditions set forth herein, an Annual Grant of Option and RSU Awards as follows:

 (i)          An Option to purchase 12,000 shares of Common Stock; and

 (ii)         An RSU Award of 5,333 RSUs.

7.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)          Term.  No Option shall be exercisable after the expiration of 10 years from the date it was granted.

(b)         Exercise Price.  The exercise price of each Option shall be 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)          Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law, by any combination of the following methods of payment:

 (i)          by cash, check, bank draft or money order payable to the Company; or

 (ii)       pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(d)          Transferability.  An Option will not be transferable except as determined by the Board.

(e)          Exercise Schedule.  The Option shall be exercisable as the shares of Common Stock subject to the Option vest.

(f)           Vesting Schedule.  The Option shall vest and become exercisable as follows:

 (i)          Initial Grants: one-third of the shares subject to the Option shall vest on each annual anniversary of the date of grant, provided that the Holder has, during the entire year prior to each vesting date, continuously served as a Non-Employee Director or as an Employee of or Consultant to the Company or any Affiliate, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

 (ii)        Annual Grants: 100% of the shares subject to the Option shall vest on (1) the annual anniversary of the date of grant, or (2) the next regularly scheduled annual meeting of stockholders, whichever occurs earlier, provided that the Holder has, during the entire period from the date of grant through such vesting date, continuously served as a Non-Employee Director or as an Employee of or Consultant to the Company or any Affiliate, whereupon such option shall become fully exercisable in accordance with its terms.

(g)           Termination of Continuous Service.  In the event that an Holder’s Continuous Service terminates (other than upon the Holder’s death or Disability), the Holder may exercise his or her Option (to the extent that the Holder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date 3 months following the termination of the Holder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Holder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h)        Extension of Termination Date.  An Holder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Holder’s Continuous Service (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of 3 months after the termination of the Holder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.  In addition, unless otherwise provided in an Holder’s Option Agreement, if the immediate sale of any Common Stock received upon exercise of an Option following the termination of the Holder’s Continuous Service would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Holder’s Continuous Service during which the sale of Common Stock received upon exercise of the Option would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option as set forth in the applicable Option Agreement.

(i)           Disability of Holder.  In the event that an Holder’s Continuous Service terminates as a result of the Holder’s Disability, the Holder may exercise his or her Option (to the extent that the Holder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date 12 months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)          Death of Holder.  In the event that (i) an Holder’s Continuous Service terminates as a result of the Holder’s death or (ii) the Holder dies within the period (if any) specified in the Option Agreement after the termination of the Holder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Holder was entitled to exercise such Option as of the date of death) by the Holder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Holder’s death pursuant to subsection 7(d), but only within the period ending on the earlier of (1) the date 18 months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.	Restricted Stock Unit Provisions.

Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(a)          Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Holder upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Holder for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(b)          Vesting.  Each RSU Award under this Plan shall vest as follows:

 (i)          Initial Grants: one-third of the shares subject to the RSU shall vest on each annual anniversary of the date of grant, provided that the Holder has, during the entire year prior to each vesting date, continuously served as a Non-Employee Director or as an Employee of or Consultant to the Company or any Affiliate.

 (ii)          Annual Grants: 100% of the shares subject to the RSU shall vest on (1) the annual anniversary of the date of grant, or (2) the next regularly scheduled annual meeting of stockholders, whichever occurs earlier, provided that the Holder has, during the entire period from the date of grant through such vesting date, continuously served as a Non-Employee Director or as an Employee of or Consultant to the Company or any Affiliate; provided such RSU Awards, once vested, will be settled on the July 15th following the vesting date.

(c)          Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(d)         Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(e)           Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(f)         Termination of Holder’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Holder’s termination of Continuous Service.

9.	Covenants of the Company.

(a)         Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)          Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.  A Non-Employee Director shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would violate any applicable securities law.

(c)          No Obligation to Notify or Minimize Taxes.  The Company shall have no duty or obligation to any Holder to advise such Holder (or the estate of, or transferee of, such Holder) as to the time or manner of exercising such Stock Award.  Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such Holder (or the estate of, or transferee of, such Holder) of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the Holder of such Stock Award.

10.	Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Options or RSU Awards (if any) shall constitute general funds of the Company.

11.	Miscellaneous.

(a)          Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)          Stockholder Rights.  No Holder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Holder has satisfied all requirements for exercise of the Option or settlement of the RSU Award, as applicable, pursuant to its terms.

(c)          No Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Holder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)        Investment Assurances.  The Company may require a Holder, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Holder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Holder is acquiring the Common Stock subject to the Stock Award for the Holder’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e)          Withholding Obligations.  To the extent provided by the terms of the applicable Option Agreement or RSU Award Agreement, the Holder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Holder by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Holder as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(f)          Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Holder has access).

12.	Adjustments upon Changes in Stock.

(a)          Capitalization Adjustments.  If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) (each, a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Stock Awards specified in Section 6, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)          Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c)        Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, options to acquire, or restricted stock unit rights to receive, the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction).  In the event that any surviving corporation or acquiring corporation does not assume any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been neither assumed nor substituted and that are held by Holders whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is 5 days prior to the effective time of the Corporate Transaction), and the Stock Awards shall terminate if not exercised at or prior to such effective time.  With respect to Stock Awards outstanding under the Plan that have been neither assumed nor substituted and that are held by Holders whose Continuous Service has terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised prior to the effective time of the Corporate Transaction.

(d)        Change in Control.  Notwithstanding any other provisions of the Plan to the contrary, if a Change in Control occurs and the Holder’s Continuous Service has not terminated prior to the effective date of such Change in Control, then the vesting and exercisability of the shares of Common Stock subject to the Holder’s Stock Awards shall be accelerated in full as of the effective date of the Change in Control.  Following such Change in Control (other than a Change in Control resulting from a plan of complete dissolution or liquidation of the Company) and notwithstanding any other provision of the Plan to the contrary and provided that the Holder’s Continuous Service has not terminated prior to the effective date of the Change in Control, then the Holder’s Options shall expire on the earliest of (i) 12 months following the effective date of such Change in Control or (ii) the Expiration Date indicated in the Holder’s Grant Notice.

(e)          Parachute Payments.  If any payment or benefit the Holder would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount.  The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Holder’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for Holder.  If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).  Notwithstanding the foregoing, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A of the Code that would not otherwise be subject to taxes pursuant to Section 409A of the Code, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A of the Code as follows:  (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest  economic benefit for Holder as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A of the Code shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A of the Code.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations.  If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder.  The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Holder and the Company within 15 calendar days after the date on which the Holder’s right to a Payment is triggered (if requested at that time by the Holder or the Company) or such other time as requested by the Holder or the Company.  If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Holder with an opinion reasonably acceptable to the Holder that no Excise Tax will be imposed with respect to such Payment.  Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Holder and the Company.

13.	Amendment of the Plan and Stock Awards.

(a)         Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)          Stockholder Approval.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

(c)          No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Holder and (ii) the Holder consents in writing.

(d)         Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Holder and (ii) the Holder consents in writing.

(e)          Prohibition on Reduction of Exercise Prices, Cancellation and Re-Grant of Stock Awards.  Neither the Board nor any Committee (or subcommittee) shall have the authority to: (i) reduce the exercise price of any outstanding Options under the Plan, or (ii) cancel any outstanding Options that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.  Notwithstanding the foregoing, this paragraph will not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.”

14.	Termination or Suspension of the Plan.

(a)          Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on June 1, 2030.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)         No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Holder.

15.	Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within 12 months before or after the date the Plan is adopted by the Board.

16.	Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan without regard to such state’s conflict of laws rules.